Exhibit 10.138

COMENITY CAPITAL ASSET SECURITIZATION TRUST

Issuer

And

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

Indenture Trustee

SERIES 2023-VFN1 INDENTURE SUPPLEMENT

Dated as of September 29, 2023

SERIES 2023-VFN1 INDENTURE SUPPLEMENT, dated as of September 29, 2023 (the “Indenture Supplement”), between COMENITY CAPITAL ASSET SECURITIZATION TRUST, a trust organized and existing under the laws of the State of Delaware (herein, the “Issuer” or the “Trust”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as indenture trustee (herein, together with its successors in the trusts thereunder as provided in the Indenture referred to below, the “Indenture Trustee”) under the Master Indenture, dated as of June 17, 2022 (the “Indenture”), between the Issuer and the Indenture Trustee (the Indenture, together with this Indenture Supplement, the “Agreement”).

The Principal Terms of this Series, issued pursuant to Section 2.11 of the Indenture, are set forth in this Indenture Supplement to the Indenture.

ARTICLE I.

Creation of the Series 2023-VFN1 Notes

Section 1.1    Designation.

(a)    There is hereby created and designated a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as “Comenity Capital Asset Securitization Trust, Series 2023-VFN1” or the “Series 2023-VFN1 Notes.” The Series 2023-VFN1 Notes shall be issued in one Class, known as the “Class A Series 2023-VFN1 Floating Rate Asset Backed Notes.” The Series 2023-VFN1 Notes shall be Variable Interests.

(b)    The Class A Notes may from time to time be divided into separate ownership tranches (each a “Class A Ownership Tranche”) which shall be identical in all respects, except for their respective Class A Maximum Principal Balances, Class A Note Principal Balances and certain matters relating to the rate and payment of interest. The initial allocation of Class A Notes among Class A Ownership Tranches shall be made, and reallocations among such Class A Ownership Tranches or new Class A Ownership Tranches may be made, as provided in Section 4.1 of this Indenture Supplement and the Class A Note Purchase Agreement.

(c)    Series 2023-VFN1 shall be included in Group One and shall be a Principal Sharing Series. Series 2023-VFN1 shall be an Excess Allocation Series with respect to Group One only. Series 2023-VFN1 shall not be subordinated to any other Series.

ARTICLE II.

Definitions

Section 2.1    Definitions.

(a)    Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

“Additional Enhancement Amount” is defined in Section 4.1(d).

“Aggregate Investor Default Amount” means, as to any Monthly Period, the sum of the Investor Default Amounts in respect of such Monthly Period.

“Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent of a fraction:

(a)    the numerator of which shall be equal to:

(i) for Principal Collections during the Revolving Period and for Finance Charge Collections and Default Amounts at any time, the Collateral Amount at the end of the last day of the prior Monthly Period, less any reductions to be made to the Collateral Amount on account of principal payments to be made on the Distribution Date falling in the Monthly Period for which the Allocation Percentage is being calculated; provided, however, that with respect to any Monthly Period in which a Reset Date occurs as a result of a Class A Incremental Funding or the issuance of a new Series, the numerator determined pursuant to this clause (i) shall be (A) the Collateral Amount as of the close of business on the later of the last day of the prior Monthly Period or the preceding Reset Date, in each case less any reductions to be made to the Collateral Amount on account of principal payments to be made on the Distribution Date falling in the Monthly Period for which the Allocation Percentage is being calculated (to the extent not already subtracted in determining the Collateral Amount), for the period from and including the first day of the current Monthly Period or the preceding Reset Date, as applicable, to but excluding such Reset Date and (B) the Collateral Amount as of the close of business on such Reset Date, less any reductions to be made to the Collateral Amount on account of principal payments to be made on the Distribution Date falling in the Monthly Period for which the Allocation Percentage is being calculated (to the extent not already subtracted in determining the Collateral Amount), for the period from and including such Reset Date to the earlier of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date); or

(ii) for Principal Collections during the Early Amortization Period and the Controlled Amortization Period, the Collateral Amount at the end of the last day of the Revolving Period, provided, however, that the Transferor may, by written notice to the Indenture Trustee, the Servicer and the Rating Agencies, reduce the numerator used for purposes of allocating Principal Collections to Series 2023-VFN1 at any time if (x) the Rating Agency Condition shall have been satisfied with respect to such reduction and (y) the Transferor shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect, based on the facts known to such officer at that time, in the reasonable belief of the Transferor, such designation will not cause a Series 2023-VFN1 Early Amortization Event or an event that, after the giving of notice or the lapse of time, would cause a Series 2023-VFN1 Early Amortization Event to occur with respect to Series 2023-VFN1; and

(b)    the denominator of which shall be the greater of (x) the Aggregate Principal Receivables determined as of the close of business on the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the allocation percentages for allocations with respect to Finance Charge Collections, Principal Collections or Default Amounts, as applicable, for all outstanding Series on such date of determination provided, that if one or more Reset Dates occur in a Monthly Period, the Allocation Percentage for the portion of the Monthly Period falling on and after such Reset Date and prior to any subsequent Reset Date will be recalculated for such period as of the close of business on the subject Reset Date.

“Available Finance Charge Collections” means, for any Monthly Period, an amount equal to the sum of (a) the Investor Finance Charge Collections for such Monthly Period, plus (b) the Excess Finance Charge Collections allocated to Series 2023-VFN1 for such Monthly Period, plus (c) interest and earnings on funds on deposit in the Reserve Account which will be deposited into the Finance Charge Account on the related Transfer Date to be treated as Available Finance Charge Collections pursuant to Section 5.9(d)(ii), plus (d) amounts, if any, to be withdrawn from the Reserve Account which will be deposited into the Finance Charge Account on the related Transfer Date to be treated as Available Finance Charge Collections pursuant to Section 5.9(d)(iii).

“Available Principal Collections” means, for any Monthly Period, an amount equal to the sum of (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to Section 5.6 are required to be applied on the related Distribution Date, plus (c) any Shared Principal Collections with respect to other Principal Sharing Series (including any amounts on deposit in the Excess Funding Account that are allocated to Series 2023-VFN1 for application as Shared Principal Collections), plus (d) the aggregate amount to be treated as Available Principal Collections pursuant to clauses 5.4(a)(iv) and (v) for the related Distribution Date.

“Available Reserve Account Amount” means, for any Transfer Date, the lesser of (a) the amount on deposit in the Reserve Account (after taking into account any interest and earnings retained in the Reserve Account pursuant to Section 5.9(d)(ii) on such date, but before giving effect to any deposit made or to be made pursuant to subsection 5.4(a)(vi) to the Reserve Account on such date) and (b) the Required Reserve Account Amount.

“Base Rate” means, as to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, any Class A Non-Use Fees payable pursuant to clause 5.4(a)(ii) and any Class A Additional Amounts payable pursuant to clauses 5.4(a)(i) through (iii) each for the related Distribution Period and the Noteholder Servicing Fee with respect to such Monthly Period, and the denominator of which is the Weighted Average Collateral Amount during such Monthly Period.

“Benchmark” is defined in the Class A Note Purchase Agreement.

“Change in Control” means the failure of Holding to own, directly or indirectly, 100% of the outstanding shares of common stock (excluding directors’ qualifying shares) of Comenity Capital Bank.

“Class A Additional Amounts” means Additional Amounts (as defined in the Class A Note Purchase Agreement) payable to the Class A Noteholders pursuant to the Class A Note Purchase Agreement.

“Class A Administrative Agents” means the “Administrative Agents” as defined in the Class A Note Purchase Agreement.

“Class A Breakage Payment” is defined in subsection 5.2(b).

“Class A Funding Tranche” is defined in subsection 5.2(a).

“Class A Incremental Funding” means any increase in the Class A Note Principal Balance during the Revolving Period made pursuant to the Class A Note Purchase Agreement and Section 4.1(a) hereof.

“Class A Incremental Principal Balance” means the amount of the increase in the Class A Note Principal Balance occurring as a result of any Class A Incremental Funding, which amount shall equal the aggregate amount of the purchase prices paid by the Class A Noteholders pursuant to the Class A Note Purchase Agreement with respect to such Class A Incremental Funding.

“Class A Maximum Principal Balance” means the “Maximum Class A Note Principal Balance” (as defined in the Class A Note Purchase Agreement), as such amount may be increased or decreased from time to time pursuant to the Class A Note Purchase Agreement. As applied to any particular Class A Note, the “Class A Maximum Principal Balance” means the portion of the overall Class A Maximum Principal Balance represented by that Class A Note.

“Class A Monthly Interest” is defined in subsection 5.2(a).

“Class A Monthly Principal” is defined in subsection 5.3(a).

“Class A Non-Use Fee” means the Class A Non-Use Fee defined in the Class A Note Purchase Agreement.

“Class A Note Principal Balance” means, on any Business Day, an amount equal to the result of (a) the Initial Class A Note Principal Balance, plus (b) the aggregate amount of all Class A Incremental Principal Balances for all Class A Incremental Fundings occurring after the Closing Date and on or prior to that Business Day, minus (c) the aggregate amount of principal payments made to Class A Noteholders after the Closing Date and on or prior to such Business Day. As applied to any particular Class A Note, the “Class A Note Principal Balance” means the portion of the overall Class A Note Principal Balance represented by that Class A Note. The Class A Note Principal Balance shall be allocated among the Class A Ownership Tranches as provided in the Class A Note Purchase Agreement.

“Class A Note Purchase Agreement” means the Note Purchase Agreement, dated as of September 29, 2023, among Transferor, the Issuer, the Servicer and the initial Class A Noteholders, as supplemented by the Fee Letter referred to (and defined) therein, and as the same may be amended or otherwise modified from time to time. The Class A Note Purchase Agreement is hereby designated a “Transaction Document” for all purposes of the Agreement and this Indenture Supplement.

“Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register.

“Class A Notes” means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class A Ownership Group” means the “Ownership Group” defined in the Class A Note Purchase Agreement.

“Class A Ownership Group Percentage” means the “Ownership Group Percentage” defined in the Class A Note Purchase Agreement.

“Class A Ownership Tranche” is defined in subsection 1.1(b).

“Class A Purchase Limit” means the “Purchase Limit” defined in the Class A Note Purchase Agreement.

“Class A Required Amount” means, for any Distribution Date, an amount equal to the excess of the amounts described in clauses 5.4(a)(i), (ii) and (iii) over Available Finance Charge Collections applied to pay such amount pursuant to subsection 5.4(a).

“Class A Scheduled Final Payment Date” means the Distribution Date falling in the twelfth month following the month in which the Controlled Amortization Period begins.

“Class A Tranche Rate” means, for any Distribution Period, the Note Rate (as defined in the Class A Note Purchase Agreement) for each Class A Ownership Tranche (or any related Class A Funding Tranche).

“Closing Date” means September 29, 2023.

“Collateral Amount” means, as of any date of determination, an amount equal to the excess of (a) the sum of (i) the Initial Class A Note Principal Balance, (ii) the aggregate amount of Class A Incremental Fundings occurring after the Closing Date and on or prior to such date of determination and (iii) the Initial Excess Collateral Amount for such date of determination over (b) the sum of (i) the amount of principal previously paid to the Series 2023-VFN1 Noteholders prior to such date, (ii) the aggregate of all reductions in the Collateral Amount pursuant to Section 5.4(e) and (iii) the excess, if any, of the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections over the reimbursement of such amounts pursuant to clause 5.4(a)(v) prior to such date.

“Comenity Capital Bank” means Comenity Capital Bank, a Utah industrial bank.

“Controlled Amortization Amount” means for any Transfer Date with respect to the Controlled Amortization Period prior to the payment in full of the Class A Note Principal Balance, an amount equal to (a) the Class A Note Principal Balance as of the close of business on the last day of the Revolving Period divided by (b) twelve.

“Controlled Amortization Date” means the first day of the first Monthly Period that occurs on or after the Purchase Expiration Date under the Class A Note Purchase Agreement.

“Controlled Amortization Period” means, unless a Series 2023-VFN1 Early Amortization Event or a Trust Early Amortization Event shall have occurred prior thereto, the period commencing at the opening of business on the first Controlled Amortization Date to occur (without being extended as provided in the Class A Note Purchase Agreement) and ending on the earlier to occur of (a) the commencement of the Early Amortization Period, and (b) the Series Termination Date, provided that Transferor may, by 2 Business Days’ prior written notice to the Indenture Trustee and each Series 2023-VFN1 Noteholder (and so long as the Early Amortization Period has not begun), cause the Controlled Amortization Period to begin on any date earlier than the one otherwise specified above.

“Controlled Amortization Shortfall” initially means zero and thereafter means, with respect to any Monthly Period during the Controlled Amortization Period, the excess, if any, of the Controlled Payment Amount for the previous Monthly Period over the sum of the amount distributed pursuant to subsection 6.2(a) with respect to the Class A Notes for the previous Monthly Period.

“Controlled Payment Amount” means, with respect to any Transfer Date, the sum of (a) the Controlled Amortization Amount for such Transfer Date and (b) any existing Controlled Amortization Shortfall.

“Day Count Fraction” means, as to any Class A Ownership Tranche (or Class A Funding Tranche), a fraction (a) the numerator of which is the number of days in that Distribution Period (or, if less, the number of days during that Distribution Period during which that Class A Ownership Tranche, Class A Funding Tranche was outstanding, including the first, but excluding the last, such day) and (b) the denominator of which is the actual number of days in the related calendar year (or, if so specified in the Class A Note Purchase Agreement, 360).

“Default Amount” means, as to any Defaulted Account, the amount of Principal Receivables (other than Ineligible Receivables, unless there is an Insolvency Event with respect to Comenity Capital Bank or the Transferor) in such Defaulted Account on the day it became a Defaulted Account.

“Defaulted Account” means an Account in which there are Defaulted Receivables.

“Dilution” means any downward adjustment made by Servicer in the amount of any Receivable (a) because of a rebate, refund or billing error to an accountholder, (b) because such Receivable was created in respect of merchandise which was refused or returned by an accountholder or (c) for any other reason other than receiving Collections therefor or charging off such amount as uncollectible.

“Distribution Account” is defined in subsection 5.9(a).

“Distribution Date” means the 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing on November 15, 2023.

“Distribution Period” means, for any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

“Early Amortization Period” means the period commencing on the date on which a Trust Early Amortization Event or a Series 2023-VFN1 Early Amortization Event is deemed to occur and ending on the Series Termination Date.

“Eligible Investments” is defined in Annex A to the Indenture; provided that in no event shall any Eligible Investment be an equity security or cause the Trust to have any voting rights in respect of such Eligible Investment.

“Enhancement Reduction Amount” is defined in Section 4.1(d).

“Excess Collateral Amount” means, for any date of determination, the excess of (a) the Collateral Amount as of such date of determination, over (b) the Class A Note Principal Balance as of such date of determination.

“Excess Spread Percentage” means, for any Monthly Period, a percentage equal to the Portfolio Yield for such Monthly Period, minus the Base Rate for such Monthly Period.

“Finance Charge Account” is defined in Section 5.9(a).

“Finance Charge Collections” means, for any Monthly Period, an amount equal to the aggregate amount of Finance Charge Receivables retained or deposited in the Finance Charge Account for Series 2023-VFN1 pursuant to Section 5.1(b)(i) for such Monthly Period and any net Recoveries for such Monthly Period, which shall be treated as Finance Charge Collections for all purposes under the Transaction Documents.

“Finance Charge Shortfall” is defined in Section 5.7.

“Fixed Allocation Period” means either a Controlled Amortization Period or an Early Amortization Period.

“Group One” means Series 2023-VFN1 and each other Series specified in the related Indenture Supplement to be included in Group One.

“Initial Class A Note Principal Balance” means $0.

“Initial Excess Collateral Amount” means, on any date of determination, an amount equal to (a) $0, plus (b) the aggregate Additional Enhancement Amounts for all Class A Incremental Fundings occurring on or prior to such date of determination, minus (c) the aggregate Enhancement Reduction Amounts for all amortizations pursuant to Section 4.1(b) or Refinancing Dates occurring on or prior to such date of determination.

“Investor Charge-Offs” is defined in Section 5.5.

“Investor Default Amount” means, with respect to any Defaulted Account, an amount equal to the product of (a) the Default Amount and (b) the Allocation Percentage on the day such Account became a Defaulted Account.

“Investor Finance Charge Collections” means, for any Monthly Period, an amount equal to the aggregate amount of Finance Charge Collections (including Net Recoveries treated as Finance Charge Collections) retained or deposited in the Finance Charge Account for Series 2023-VFN1 pursuant to clause 5.1(b)(i) for such Monthly Period.

“Investor Principal Collections” means, for any Monthly Period, an amount equal to the aggregate amount of Principal Collections retained or deposited in the Principal Account for Series 2023-VFN1 pursuant to clause 5.1(b)(ii) for such Monthly Period.

“Investor Uncovered Dilution Amount” means an amount equal to the product of (x) the Series Allocation Percentage for the related Monthly Period (determined on a weighted average basis, if one or more Reset Dates occur during that Monthly Period), times (y) the aggregate Dilutions occurring during any Monthly Period during which an Asset Deficiency exists.

“Monthly Period” means the period from and including the first day of the calendar month preceding a related Distribution Date to and including the last day of such calendar month; provided that the Monthly Period related to the initial Distribution Date shall mean the period from and including the Closing Date to and including the last day of the calendar month immediately preceding such Distribution Date.

“Monthly Principal” means, on any Distribution Date, the Class A Monthly Principal.

“Monthly Principal Reallocation Amount” means, for any Monthly Period, an amount equal to the lesser of (i) the Class A Required Amount and (ii) zero.

“Noteholder Servicing Fee” is defined in Section 3.1.

“Optional Amortization Amount” is defined in subsection 4.1(b).

“Optional Amortization Date” is defined in subsection 4.1(b).

“Optional Amortization Notice” is defined in subsection 4.1(b).

“Percentage Allocation” is defined in subsection 5.1(b)(ii)(y).

“Portfolio Yield” means, for any Monthly Period, the annualized percentage equivalent of a fraction, (a) the numerator of which is equal to (i) the Available Finance Charge Collections (excluding any Excess Finance Charge Collections), minus (ii) the Aggregate Investor Default Amount and the Investor Uncovered Dilution Amount for such Monthly Period and (b) the denominator of which is the Weighted Average Collateral Amount during such Monthly Period.

“Principal Account” is defined in subsection 5.9(a).

“Principal Shortfall” is defined in Section 5.8.

“Purchase Expiration Date” has the meaning specified in the Class A Note Purchase Agreement.

“Purchaser” means a “Purchaser” as defined in the Class A Note Purchase Agreement.

“Quarterly Excess Spread Percentage” means with respect to each Distribution Date starting on the third Distribution Date after the Closing Date, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Spread Percentages determined with respect to such Distribution Date and the immediately preceding two Distribution Dates and the denominator of which is three.

“Quarterly Payment Rate Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Payment Rate Percentages determined with respect to such Distribution Date and the immediately preceding two Distribution Dates, and the denominator of which is three. For purposes of the foregoing calculation, the “Payment Rate Percentage” for any Distribution Date shall equal the percentage equivalent of a faction, the numerator which is the aggregate Collections received during the immediately preceding Monthly Period, and the denominator of which is the total Principal Receivables held by the Trust as of the opening of business on the first day of such immediately preceding Monthly Period.

“Rating Agency” means any nationally recognized statistical rating organization hired by the Issuer to rate the Series 2023-VFN1 Notes.

“Rating Agency Condition” means, with respect to Series 2023-VFN1 and any action subject to such condition, (i) if any Class of Series 2023-VFN1 Notes is rated by a Rating Agency designated for such Class, 10 days’ prior written notice (or, if 10 days’ advance notice is impracticable, as much advance notice as is practicable) to such Rating Agency, delivered electronically and (ii) if there are no Rating Agencies designated for any Class of Series 2023-VFN1 Notes, the consent of the holders of Series 2023-VFN1 Notes holding 66 2/3% of the Class A Note Principal Balance of the Series 2023-VFN1 Notes which are not rated by a Rating Agency.

“Reallocated Principal Collections” means, for any Transfer Date, Investor Principal Collections applied in accordance with Section 5.6 in an amount not to exceed the Monthly Principal Reallocation Amount for the related Monthly Period.

“Reassignment Amount” means, for any Transfer Date, after giving effect to any deposits and distributions otherwise to be made on the related Distribution Date, the sum of (i) the Class A Note Principal Balance on the related Distribution Date, plus (ii) Class A Monthly Interest for the related Distribution Date and any Class A Monthly Interest previously due but not distributed to the Series 2023-VFN1 Noteholders, plus (iii) the amount of Class A Non-Use Fees, if any, for the related Distribution Date and any Class A Non-Use Fees previously due but not distributed to the Series 2023-VFN1 Noteholders on a prior Distribution Date, plus (iv) the amount of Class A Additional Amounts, if any, for the related Distribution Date and any Class A Additional Amounts previously due but not distributed to the Series 2023-VFN1 Noteholders on a prior Distribution Date.

“Record Date” means, for purposes of Series 2023-VFN1 with respect to any Distribution Date or Optional Amortization Date, the date falling five Business Days prior to such date.

“Refinancing Date” is defined in subsection 4.1(c).

“Required Excess Collateral Amount” means, at any time, the product of (i) 15.00% times (ii) the quotient of (x) the Class A Note Principal Balance divided by (y) 85.00%; provided, that:

(a)    the Required Excess Collateral Amount shall never be less than 15.00% of the Collateral Amount as of the last day of the Revolving Period; and

(b)    the Required Excess Collateral Amount shall not decrease during a Controlled Amortization Period occurring after the Purchase Expiration Date or an Early Amortization Period.

“Required Reserve Account Amount” means, for any Transfer Date on which the Class A Note Principal Balance is greater than zero, an amount equal to the product of (i) the Class A Note Principal Balance as of such Transfer Date and (ii) (a) if the Quarterly Excess Spread Percentage for the immediately preceding Monthly Period is greater than 5.00%, 0%, (b) if the Quarterly Excess Spread Percentage for the immediately preceding Monthly Period is less than or equal to 5.00% and greater than 4.00%, 1.00%, (c) if the Quarterly Excess Spread Percentage for the immediately preceding Monthly Period is less than or equal to 4.00% and greater than 3.50%, 1.50%, (d) if the Quarterly Excess Spread Percentage for the immediately preceding Monthly Period is less than or equal to 3.50% and greater than 2.50%, 2.00%, (e) if the Quarterly Excess Spread Percentage for the immediately preceding Monthly Period is less than or equal to 2.50% and greater than 1.50%, 2.50% and (f) if the Quarterly Excess Spread Percentage for the immediately preceding Monthly Period is less than or equal to 1.50%, 3.00%.

“Required Retained Transferor Percentage” means, for purposes of Series 2023-VFN1, 9.00%.

“Reserve Account” is defined in Section 5.9.

“Reserve Account Surplus” means, as of any Transfer Date, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

“Reserve Draw Amount” means, as of any Transfer Date, an amount to be withdrawn from the Reserve Account equal to the excess, if any, of (x) the sum of the amounts described in clauses 5.4(a)(i), (ii) and (iii) over (y) the sum of the amounts described in clauses (a), (b) and (c) in the definition of Available Finance Charge Collections.

“Reset Date” means:

(a)    each Addition Date relating to Supplemental Accounts;

(b)    each Removal Date on which, if any Series of Notes has been paid in full, Principal Receivables equal to the initial Collateral Amount or initial principal balance for that Series are removed from the Issuer;

(c)    each date on which there is an increase in the outstanding balance of any Variable Interest; and

(d)    each date on which a new Series or Class of Notes is issued.

“Revolving Period” means the period from and including the Closing Date to, but not including, the earlier of (a) the day the Controlled Amortization Period commences and (b) the day the Early Amortization Period commences.

“Securities Exchange Act” means the provisions of the Securities Exchange Act of 1934 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

“Series 2023-VFN1” means the Series of Notes the terms of which are specified in this Indenture Supplement.

“Series 2023-VFN1 Early Amortization Event” is defined in Section 7.1(k).

“Series 2023-VFN1 Note” means a Class A Note.

“Series 2023-VFN1 Noteholder” means a Class A Noteholder.

“Series Account” means, (a) with respect to Series 2023-VFN1, the Finance Charge Account, the Principal Account, the Distribution Account and the Reserve Account, and (b) with respect to any other Series, the “Series Accounts” for such Series as specified in the Indenture and the applicable Indenture Supplement for such Series.

“Series Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Allocation Percentage for Finance Charge Collections for that Monthly Period and the denominator of which is the sum of the Allocation Percentage for Finance Charge Receivables for all outstanding Series on such date of determination; provided that if one or more Reset Dates occur in a Monthly Period, the Series Allocation Percentages for the portion of the Monthly Period falling on and after each such Reset Date and prior to any subsequent Reset Date will be determined using a denominator which is equal to the sum of the numerators used in determining the Allocation Percentage for Finance Charge Receivables for all outstanding Series as of the close of business on the subject Reset Date.

“Series Servicing Fee Percentage” means 2.0% per annum.

“Series Termination Date” means the earliest to occur of (a) the Distribution Date falling in a Fixed Allocation Period on which the Collateral Amount is paid in full, (b) the termination of the Trust pursuant to the Agreement, (c) the Distribution Date on or closest to the date falling 46 months after the commencement of the Early Amortization Period and (d) the Distribution Date on or closest to the date falling 58 months after the commencement of the Controlled Amortization Period.

“Specified Transferor Amount” means, as of any date of determination, the Minimum Transferor Amount as of such date of determination.

“Surplus Collateral Amount” means, with respect to any Distribution Date, the excess, if any, of the Excess Collateral Amount over the Required Excess Collateral Amount, in each case calculated after giving effect to any payments of principal on such Distribution Date, but before giving effect to any reduction in the Collateral Amount on such Distribution Date pursuant to Section 5.4(e).

“Target Amount” is defined in Section 5.1(b)(i).

“Transfer” means any sale, transfer, assignment, exchange, participation, pledge, hypothecation, rehypothecation, or other grant of a security interest in or disposition of, a Note.

“Weighted Average Class A Note Principal Balance” means, as to any Class A Ownership Tranche (or Class A Funding Tranche) for any Distribution Period, the quotient of (a) the summation of the portion of the Class A Note Principal Balance allocated to that Class A Ownership Tranche (or Class A Funding Tranche) determined as of each day in that Distribution Period, divided by (b) the number of days in that Distribution Period (or, if less, the number of days during that Distribution Period during which that Class A Ownership Tranche or Class A Funding Tranche was outstanding).

“Weighted Average Collateral Amount” means, for any Monthly Period, the quotient of (a) the summation of the Collateral Amount determined as of each day in that Monthly Period, divided by (b) the number of days in that Monthly Period.

(b)    Each capitalized term defined herein shall relate to the Series 2023-VFN1 Notes and no other Series of Notes issued by the Trust, unless the context otherwise requires. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in Annex A to the Indenture, or, if not defined therein, in the Class A Note Purchase Agreement.

(c)    The interpretive rules specified in Section 1.2 of the Indenture also apply to this Indenture Supplement. If any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling.

ARTICLE III.

Noteholder Servicing Fee

Section 3.1    Servicing Compensation. The share of the Servicing Fee allocable to Series 2023-VFN1 for any Transfer Date (the “Noteholder Servicing Fee”) shall be equal to one-twelfth of the product of (a) the average Series Servicing Fee Percentage for the preceding Monthly Period and (b) the Weighted Average Collateral Amount for the preceding Monthly Period; provided, however, that with respect to the first Transfer Date, the Noteholder Servicing Fee shall instead equal a fraction of such product, the numerator of which is the number of days from and including the Closing Date to and including the last day of the Monthly Period preceding such Transfer Date, the denominator of which is 360. The remainder of the Servicing Fee shall be paid by the holders of the Transferor Interest or the noteholders of other Series (as provided in the related Indenture Supplements), and in no event shall the Trust, the Indenture Trustee or the Series 2023-VFN1 Noteholders be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Interest or the noteholders of any other Series.

ARTICLE IV.

Variable Funding Mechanics

Section 4.1    Variable Funding Mechanics

(a)    Class A Incremental Fundings. From time to time during the Revolving Period and prior to the Purchase Expiration Date, Transferor and Servicer may notify one or more Class A Administrative Agents that a Class A Incremental Funding will occur, subject to the conditions of the Class A Note Purchase Agreement, with respect to the related Class A Ownership Group(s) by delivering a Notice of Incremental Funding (as defined in the Class A Note Purchase Agreement) executed by Transferor and Servicer to the Class A Administrative Agent for each such Class A Ownership Group at least two (2) Business Days prior to such Class A Incremental Funding, specifying the amount of such Class A Incremental Funding and the Business Day upon which such Class A Incremental Funding is to occur. The amount of Class A Incremental Funding allocated to each Class A Ownership Group shall be a minimum amount of $1,000,000 or a higher integral multiple thereof for each Class A Ownership Group, except that a Class A Incremental Funding may be requested in the entire remaining Class A Purchase Limit of the related Class A Ownership Group. Upon any Class A Incremental Funding, the Class A Note Principal Balance, the Collateral Amount, the Class A Note Principal Balance and the Allocation Percentage shall increase as provided herein. For each Class A Incremental Funding, the Class A Note Principal Balance shall increase in an amount equal to the Class A Incremental Principal Balance. The increase in the Class A Note Principal Balance shall be allocated to the Class A Notes held by the Class A Noteholders from which purchase prices were received in connection with the Class A Incremental Funding in proportion to the amount of such purchase prices received.

(b)    Optional Amortization. On any Business Day in the Revolving Period or the Controlled Amortization Period, Transferor may cause Servicer to provide notice to the Indenture Trustee and the Class A Administrative Agents for affected Class A Ownership Groups (an “Optional Amortization Notice”) at least two Business Days prior to any Business Day (the “Optional Amortization Date”) stating its intention to cause a full or partial amortization of the Class A Notes with Available Principal Collections on the Optional Amortization Date, in full or in part, in an amount (the “Optional Amortization Amount”), which shall be allocated to the Class A Notes. The portion of the Optional Amortization Amount allocated to any Class A Ownership Group shall be in an aggregate amount not less than $1,000,000 or a higher integral multiple thereof, except that the Optional Amortization Amount allocated to any Class A Ownership Group may equal the entire Principal Balance of the related Class A Note for such Class A Ownership Group. The Optional Amortization Notice shall state the Optional Amortization Date, the Optional Amortization Amount and the allocation of such Optional Amortization Amount among the various Classes and Class A Ownership Groups. The Optional Amortization Amount shall be paid from Shared Principal Collections pursuant to Section 8.5 of the Indenture and Section 5.8. Accrued interest and any Class A Additional Amounts, payable to each affected Class A Ownership Group shall be payable on the first Distribution Date on or after the related Optional Amortization Date. On the Business Day prior to each Optional Amortization Date, Servicer shall instruct the Indenture Trustee in writing (which writing shall be substantially in the form of Exhibit B) to withdraw from the Collection Account and deposit in the Distribution Account, to the extent of the available funds held therein as Shared Principal Collections pursuant to Section 5.8, an amount sufficient to pay the Optional Amortization Amount on that Optional Amortization Date, and the Indenture Trustee, acting in accordance with such instructions, shall on such Business Day make such withdrawal and deposit.

(c)    Refinanced Optional Amortization. On any Business Day in the Revolving Period or the Controlled Amortization Period, Transferor may, with the consent of each affected Series 2023-VFN1 Noteholder, cause Servicer to provide notice to the Indenture Trustee and all of the Series 2023-VFN1 Noteholders at least five Business Days prior to any Business Day (the “Refinancing Date”) stating its intention to cause the Series 2023-VFN1 Notes to be prepaid in full or in part on the Refinancing Date by causing all or a portion of the Collateral Amount to be conveyed to one or more Persons (who may be the Noteholders of a new Series issued substantially contemporaneously with such prepayment) for a cash purchase price in an amount equal to the sum of (i) the Collateral Amount (or the portion thereof that is being conveyed), plus (ii) accrued and unpaid interest on the Collateral Amount (or the portion thereof that is being conveyed) through the Refinancing Date, plus (iii) any accrued and unpaid Class A Non-Use Fees and Class A Additional Amounts in respect of the Collateral Amount (or portion thereof that is being conveyed) through the Refinancing Date. In the case of any such conveyance, the purchase price shall be deposited in the Collection Account and shall be distributed to the Class A Notes, based on the Class A Ownership Group Percentage for each Class A Ownership Group, on the Refinancing Date in accordance with the terms of this Indenture Supplement and the Indenture.

(d)    Adjustment to Collateral Amount. Automatically upon the making of any Class A Incremental Funding, the Collateral Amount shall increase by the aggregate amount of the Class A Incremental Fundings, plus such additional amount (an “Additional Enhancement Amount”) as may be necessary so that, after giving effect to each such Class A Incremental Funding, the Excess Collateral Amount would not be less than the Required Excess Collateral Amount. Automatically upon the payment of any Optional Amortization Amount or the distribution of a purchase price pursuant to Section 4.1(c) on any Refinancing Date, the Collateral Amount shall decrease by an amount equal to the sum of (i) the related Optional Amortization Amount or purchase price, as applicable, distributed to the Series 2023-VFN1 Noteholders and (ii) an additional amount specified in the Optional Amortization Notice or notice delivered in connection with a Refinancing Date (an “Enhancement Reduction Amount”) so long as, after giving effect to such reduction, the Excess Collateral Amount would not be less than the Required Excess Collateral Amount.

ARTICLE V.

Rights of Series 2023-VFN1 Noteholders and Allocation and Application of Collections

Section 5.1    Collections and Allocations

(a)    Allocations. Finance Charge Collections, Principal Collections and Defaulted Receivables allocated to Series 2023-VFN1 pursuant to Article VIII of the Indenture shall be allocated and distributed as set forth in this Article.

(b)    Allocations to the Series 2023-VFN1 Noteholders. The Servicer shall on the Date of Processing, allocate to the Series 2023-VFN1 Noteholders the following amounts as set forth below:

(i)    Allocations of Finance Charge Collections. The Servicer shall allocate to the Series 2023-VFN1 Noteholders an amount equal to the product of (A) the Allocation Percentage and (B) the aggregate Finance Charge Collections processed on such Date of Processing and shall deposit such amount into the Finance Charge Account, provided that, with respect to each Monthly Period falling in the Revolving Period (and with respect to that portion of each Monthly Period in the Controlled Amortization Period falling on or after the day on which Collections of Principal Receivables equal to the Controlled Amortization Amount have been allocated pursuant to clause 5.1(b)(ii)),

Collections of Finance Charge Receivables shall be transferred into the Finance Charge Account only until such time as the aggregate amount so deposited equals the product of (x) 1.5 and (y) the sum (the “Target Amount”) of (A) the Class A Monthly Interest for the related Distribution Date, (B) the Class A Non-Use Fee, if any, (C) the Class A Additional Amounts, if any, (D)  if Comenity Capital Bank is not the Servicer, the Noteholder Servicing Fee (and if Comenity Capital Bank is the Servicer, then amounts that otherwise would have been transferred into the Finance Charge Account pursuant to this clause (D) shall instead by returned to Comenity Capital Bank as payment of the Noteholder Servicing Fee), (E) any amount required to be deposited in the Reserve Account on the related Transfer Date and (F) the sum of the Investor Default Amounts for the prior Monthly Period and any Investor Uncovered Dilution Amount for the prior Monthly Period; provided further, that, notwithstanding the preceding proviso, if on any Business Day the Servicer determines that the Target Amount for a Monthly Period exceeds the Target Amount for that Monthly Period as previously calculated by Servicer, then (x) Servicer shall (on the same Business Day) inform Transferor of such determination, and (y) within two Business Days of receiving such notice Transferor shall deposit into the Finance Charge Account funds in an amount equal to the amount of Collections of Finance Charge Receivables allocated to the Noteholders for that Monthly Period but not deposited into the Finance Charge Account due to the operation of the preceding proviso (but not in excess of the amount required so that the aggregate amount deposited for the subject Monthly Period equals the Target Amount); and provided, further, if on any Transfer Date the Transferor Amount is less than zero after giving effect to all transfers and deposits on that Transfer Date, Transferor shall, on that Transfer Date, deposit into the Principal Account funds in an amount equal to the amounts of Available Finance Charge Collections that are required to be treated as Available Principal Collections pursuant to clause 5.4(a)(iv) and (v) but are not available from funds in the Finance Charge Account as a result of the operation of second preceding proviso.

With respect to any Monthly Period when deposits of Collections of Finance Charge Receivables into the Finance Charge Account are limited to deposits up to 1.5 times the Target Amount in accordance with clause (i) above, notwithstanding such limitation and notwithstanding the provisions of Section 8.4(a) of the Indenture: (1) Reallocated Principal Collections for the related Transfer Date shall be calculated as if the full amount of Finance Charge Collections allocated to the Noteholders during that Monthly Period had been deposited in the Finance Charge Account and applied on such Transfer Date in accordance with subsection 5.4(a); and (2) Collections of Finance Charge Receivables released to Transferor pursuant to such Section 5.1(b)(i) shall be deemed, for purposes of all calculations under this Indenture Supplement, to have been retained in the Finance Charge Account and applied to the items specified in subsections 5.4(a) to which such amounts would have been applied (and in the priority in which they would have been applied) had such amounts been available in the Finance Charge Account on such Transfer Date. To avoid doubt, the calculations referred to in the preceding clause (2) include the calculations required by clause (b)(iii) of the definition of Collateral Amount.

(ii)    Allocations of Principal Collections. The Servicer shall allocate to the Series 2023-VFN1 Noteholders the following amounts as set forth below:

(x)    Allocations During the Revolving Period.

(1)    During the Revolving Period an amount equal to the product of the Allocation Percentage and the aggregate amount of Principal Collections processed on such Date of Processing, shall be allocated to the Series 2023-VFN1 Noteholders and first, if any other

Principal Sharing Series is outstanding and in its accumulation period or amortization period, retained in the Principal Account for application, to the extent necessary, as Shared Principal Collections for other Principal Sharing Series on the related Distribution Date, second, retained in the Principal Account, to the extent necessary, to pay any Optional Amortization Amount on the related Optional Amortization Date, third, deposited in the Excess Funding Account to the extent necessary so that the Transferor Amount is not less than the Minimum Transferor Amount and fourth, paid to the holders of the Transferor Interest.

(2)    With respect to each Monthly Period falling in the Revolving Period, to the extent that Collections of Principal Receivables allocated to the Series 2023-VFN1 Noteholders pursuant to this clause 5.1(b)(ii) are paid to Transferor, Transferor shall make an amount equal to the Reallocated Principal Collections for the related Transfer Date available on that Transfer Date for application in accordance with Section 5.6.

(y)    Allocations During the Controlled Amortization Period. During the Controlled Amortization Period an amount equal to the product of the Allocation Percentage and the aggregate amount of Principal Collections processed on such Date of Processing (the product for any such date is hereinafter referred to as a “Percentage Allocation”) shall be allocated to the Series 2023-VFN1 Noteholders and transferred to the Principal Account until applied as provided herein; provided, however, that if the sum of such Percentage Allocation and all preceding Percentage Allocations with respect to the same Monthly Period exceeds the Controlled Payment Amount during the Controlled Amortization Period for the related Distribution Date, then such excess shall not be treated as a Percentage Allocation and shall be first, if any other Principal Sharing Series is outstanding and in its accumulation period or amortization period, retained in the Principal Account for application, to the extent necessary, as Shared Principal Collections to other Principal Sharing Series on the related Distribution Date, second, retained in the Principal Account to pay any Optional Amortization Amount on the related Optional Amortization Date, third, deposited in the Excess Funding Account to the extent necessary so that the Transferor Amount is not less than the Minimum Transferor Amount and fourth, paid to the holders of the Transferor Interest.

(z)    Allocations During the Early Amortization Period. During the Early Amortization Period, an amount equal to the product of the Allocation Percentage and the aggregate amount of Principal Collections processed on such Date of Processing shall be allocated to the 2023-VFN1 Noteholders and transferred to the Principal Account until applied as provided herein; provided, however, that after the date on which an amount of such Principal Collections equal to the Class A Note Principal Balance has been deposited into the Principal Account such amount shall be first, if any other Principal Sharing Series is outstanding and in its accumulation period or amortization period, retained in the Principal Account for application, to the extent necessary, as Shared Principal Collections to other Principal Sharing Series on the related Distribution Date, second deposited in the Excess Funding Account to the extent necessary so that the Transferor Amount is not less than the Minimum Transferor Amount and third paid to the holders of the Transferor Interest.

(c)    On any date, Servicer may direct the Indenture Trustee to withdraw from the Collection Account or any Series Account any amounts inadvertently deposited in such account that should have not been so deposited.

Section 5.2    Determination of Class A Monthly Interest.

(a)    Pursuant to the Class A Note Purchase Agreement, certain Class A Ownership Tranches may from time to time be divided into one or more subdivisions (each, as further specified in the Class A Note Purchase Agreement, a “Class A Funding Tranche”) which will accrue interest on different bases. The amount of monthly interest (“Class A Monthly Interest”) distributable from the Distribution Account with respect to the Class A Notes on any Distribution Date shall be an amount equal to the aggregate amount of interest that accrued over that Distribution Period on each Class A Funding Tranche (plus the aggregate amount of interest that accrued over any prior Distribution Period on any Class A Funding Tranche and has not yet been paid, plus additional interest (to the extent permitted by law) on such overdue amounts at the weighted average interest rate applicable to the related Class A Ownership Tranche during that Distribution Period, and minus any overpayment of interest on the prior Distribution Date as a result of the estimation referred to below), all as determined by Servicer on the related Determination Date. For purposes of such determination, Servicer shall rely upon information provided by the various Class A Administrative Agents pursuant to the Class A Note Purchase Agreement including estimates of the interest to accrue on any Class A Funding Tranche through the related Distribution Date. The interest accrued on any Class A Ownership Tranche (or related Class A Funding Tranche) for any Distribution Period shall be determined using the applicable Class A Tranche Rate and shall equal the product of (x) the Weighted Average Class A Note Principal Balance for that Class A Ownership Tranche (or Class A Funding Tranche), (y) the applicable Class A Tranche Rate and (z) the applicable Day Count Fraction.

(b)    If any distribution of principal is made with respect to any Class A Funding Tranche funded through the issuance of commercial paper notes or accruing interest based on the applicable Benchmark other than on (i) the day on which the related funding source, to the extent subject to a contracted maturity date, matures or (ii) a Distribution Date, or if the Class A Note Principal Balance of any Class A Ownership Tranche is reduced by an Optional Amortization Amount in an amount greater than the amount (if any) specified in the Class A Note Purchase Agreement with respect to that Class A Ownership Tranche without the applicable number (as specified in the Class A Note Purchase Agreement) of Business Days’ prior notice to the affected Series 2023-VFN1 Noteholder, and in either case (i) the interest paid by the Class A Noteholder holding that Class A Funding Tranche to providers of funds to it to fund that Class A Funding Tranche exceeds (ii) returns earned by that Class A Noteholder through the related Distribution Date (or, if earlier, the maturity date for the related funding source) by redeployment of such funds in highly rated short-term money market instruments, then, upon written notice (which notice shall be signed by an officer of that Class A Noteholder with knowledge of and responsibility for such matters and shall set forth in reasonable detail the basis for requesting the amounts) from such Class A Noteholder to Servicer, such Class A Noteholder shall be entitled to receive additional amounts in the amount of such excess (each, a “Class A Breakage Payment”) on the Distribution Date on or after the date such distribution of principal is made with respect to that Class A Funding Tranche, so long as such written notice is received not later than noon, New York City time, on the Transfer Date related to such Distribution Date. For purposes of calculations under this paragraph, any payment received by a Class A Noteholder later than noon, New York City time, on any day shall be deemed to have been received on the next day.

Section 5.3    Determination of Class A Monthly Principal.

(a)    The amount of monthly principal (the “Class A Monthly Principal”) to be transferred from the Principal Account with respect to the Class A Notes (i) on each Transfer

Date, beginning with the Transfer Date in the Monthly Period following the Monthly Period in which the Controlled Amortization Period begins (unless an Early Amortization Period shall have commenced prior to the end of the Monthly Period immediately preceding such Transfer Date), shall be equal to the least of (w) the Available Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (x) the Controlled Payment Amount for such Transfer Date, (y) the Collateral Amount (after taking into account any adjustments to be made on such Transfer Date and the related Distribution Date pursuant to Sections 5.5 and 5.6), and (z) the Class A Note Principal Balance and (ii) on each Transfer Date, beginning with the Transfer Date in the Monthly Period following the Monthly Period in which the Early Amortization Period begins, shall be equal to the least of (x) the Available Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (y) the Collateral Amount (after taking into account any adjustments to be made on such Transfer Date and the related Distribution Date pursuant to Sections 5.5 and 5.6), and (z) the Class A Note Principal Balance.

Section 5.4    Application of Available Finance Charge Collections and Available Principal Collections. On or before each Transfer Date, the Servicer shall instruct the Indenture Trustee in writing (which writing shall be substantially in the form of Exhibit B) to withdraw and the Indenture Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date or related Distribution Date, as applicable, to the extent of available funds, the amount required to be withdrawn from the Finance Charge Account, the Principal Account, the Distribution Account and the Reserve Account as follows:

(a)    On each Transfer Date, an amount equal to the Available Finance Charge Collections with respect to the related Distribution Date will be distributed or deposited in the following priority:

(i)    an amount equal to the unpaid Class A Monthly Interest for such Distribution Date shall be deposited by Servicer or the Indenture Trustee into the Distribution Account for distribution to the Class A Noteholders in accordance with Section 6.2;

(ii)    an amount equal to the unpaid Class A Non-Use Fee, if any, not paid by the Transferor pursuant to the Class A Note Purchase Agreement for the related Distribution Period plus any Class A Non-Use Fee due but not paid to the Class A Noteholders on any prior Distribution Date and an amount equal to the Class A Additional Amounts, if any, for the related Distribution Period plus any Class A Additional Amounts due but not paid to the Class A Noteholders on any prior Distribution Date shall be deposited by Servicer or the Indenture Trustee into the Distribution Account for distribution to the Class A Noteholders in accordance with Section 6.2;

(iii)    an amount equal to the Noteholder Servicing Fee for such Transfer Date, plus the amount of any Noteholder Servicing Fee previously due but not distributed to the Servicer on a prior Transfer Date, shall be distributed to the Servicer;

(iv)    an amount equal to the Aggregate Investor Default Amount and any Investor Uncovered Dilution Amount for such Distribution Date shall be treated as a portion of Available Principal Collections for such Distribution Date and, during the Controlled Amortization Period or the Early Amortization Period, deposited into the Principal Account on the related Transfer Date to the extent needed to pay Monthly Principal on the related Distribution Date;

(v)    an amount equal to the sum of the aggregate amount of Investor Charge-Offs and the amount of Reallocated Principal Collections which have not been previously reimbursed pursuant to this clause (v) shall be treated as a portion of Available Principal Collections for such Distribution Date and, during the Controlled Amortization Period or the Early Amortization Period, deposited into the Principal Account on the related Transfer Date to the extent needed to pay Monthly Principal on the related Distribution Date;

(vi)    on each Transfer Date, an amount equal to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account as provided in Section 5.9(d)(i); and

(vii)    the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date.

(b)    During the Revolving Period, an amount equal to the Available Principal Collections for the related Monthly Period will be treated as Shared Principal Collections and applied in accordance with Section 8.5 of the Indenture:

(c)    On each Transfer Date following any Monthly Period during the Controlled Amortization Period or the Early Amortization Period, an amount equal to the Available Principal Collections for the related Monthly Period shall be distributed or deposited in the following order of priority:

(i)    an amount equal to the Class A Monthly Principal for such Transfer Date shall be deposited into the Distribution Account on such Transfer Date and on each subsequent Transfer Date for payment to the Class A Noteholders on the related Distribution Date until the Class A Note Principal Balance has been paid in full; and

(ii)    the balance shall be treated as Shared Principal Collections and applied in accordance with Section 8.5 of the Indenture.

(d)    On each Distribution Date, the Indenture Trustee shall pay in accordance with Section 6.2 to the Class A Noteholders from the Distribution Account, the amount deposited into the Distribution Account pursuant to clauses 5.4(a)(i) and (ii) on the preceding Transfer Date.

(e)    As of any Distribution Date during the Controlled Amortization Period or Early Amortization Period, the Collateral Amount shall be reduced by the Surplus Collateral Amount.

Section 5.5    Investor Charge-Offs. On each Determination Date, the Servicer shall calculate the Aggregate Investor Default Amount and any Investor Uncovered Dilution Amount for the related Distribution Date. If, on any Distribution Date, the sum of the Aggregate Investor Default Amount and any Investor Uncovered Dilution Amount for such Distribution Date exceeds the sum of the amount of Available Finance Charge Collections, the Collateral Amount will be reduced (but not below zero) by the amount of such excess (such reduction, an “Investor Charge-Off”).

Section 5.6    Reallocated Principal Collections. On each Transfer Date, the Servicer shall apply, or shall instruct the Indenture Trustee in writing to apply, Investor Principal Collections with respect to that Transfer Date, to fund any deficiency pursuant to and in the priority set forth in clauses 5.4(a)(i) through (iii). On each Transfer Date, the Collateral Amount shall be reduced by the amount of Reallocated Principal Collections for such Transfer Date.

Section 5.7    Excess Finance Charge Collections. Series 2023-VFN1 shall be an Excess Allocation Series with respect to Group One only. Subject to Section 8.6 of the Indenture, Excess Finance Charge Collections with respect to the Excess Allocation Series in Group One for any Transfer Date will be allocated to Series 2023-VFN1 in an amount equal to the product of (x) the aggregate amount of Excess Finance Charge Collections with respect to all the Excess Allocation Series in Group One for such Distribution Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2023-VFN1 for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Allocation Series in Group One for such Distribution Date. The “Finance Charge Shortfall” for Series 2023-VFN1 for any Distribution Date will be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to clauses 5.4(a)(i) through (vi) on such Distribution Date over (b) the Available Finance Charge Collections with respect to such Distribution Date (excluding any portion thereof attributable to Excess Finance Charge Collections).

Section 5.8    Shared Principal Collections. Subject to Section 8.5 of the Indenture, Shared Principal Collections allocable to Series 2023-VFN1 on any Transfer Date shall equal the product of (i) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series for such Transfer Date and (ii) a fraction, the numerator of which is the Principal Shortfall for Series 2023-VFN1 for such Transfer Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series for such Transfer Date. The “Principal Shortfall” for Series 2023-VFN1 for any Transfer Date shall equal, the excess, if any, of the sum, without duplication, of any Optional Amortization Amounts and Class A Monthly Principal with respect to such Transfer Date over the amount of Available Principal Collections for such Transfer Date (excluding any portion thereof attributable to Shared Principal Collections).

Section 5.9    Certain Series Accounts.

(a)    The Indenture Trustee shall establish and maintain in the name of the Trust, on behalf of the Trust, for the benefit of the Noteholders, four Eligible Deposit Accounts (the “Finance Charge Account”, the “Principal Account”, the “Distribution Account” and the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2023-VFN1 Noteholders. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account, the Principal Account, the Distribution Account and the Reserve Account and in all proceeds thereof. The Finance Charge Account, the Principal Account, the Distribution Account and the Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2023-VFN1 Noteholders. If at any time the Finance Charge Account, the Principal Account, the Distribution Account or the Reserve Account ceases to be an Eligible Deposit Account, the Transferor shall notify the Indenture Trustee in writing, and the Indenture Trustee upon being notified (or the Servicer on its behalf) shall, within ten (10) Business Days (or such longer period as to which the Rating Agency Condition is satisfied) establish a new Eligible Deposit Account meeting the conditions specified above, and shall transfer any cash or any investments to such new Eligible Deposit Account. The Indenture Trustee, at the written direction of the Servicer, shall make withdrawals from the Finance Charge Account, the Principal Account, the Distribution Account and the Reserve Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement. Indenture Trustee at all times shall maintain accurate records reflecting each transaction in the Finance Charge Account, the Principal Account, the Distribution Account and the Reserve Account.

(b)    Funds on deposit in the Finance Charge Account, the Principal Account and the Distribution Account from time to time shall be invested and reinvested in accordance with Section 5.10 at the direction of the Servicer by the Indenture Trustee in Eligible Investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Servicer shall give a written standing instruction for such investments, and amounts in such accounts will not be invested if the Servicer fails to give such instructions to the

Indenture Trustee. On each Transfer Date, the investment earnings, if any, accrued since the preceding Transfer Date on funds on deposit in the Series Accounts (other than the Reserve Account) shall be paid to the holders of the Transferor Interest. For purposes of determining the availability of funds or the balance in any Series Account for any reason under this Indenture Supplement, all investment earnings shall be deemed not to be available or on deposit.

(c)    Section 6.14 of the Indenture shall apply to the Series Accounts.

(d)    Reserve Account.

(i)    The Indenture Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in this Indenture Supplement, and (ii) on each Transfer Date make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, subsection 5.4(a)(vi).

(ii)    On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account (to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited into the Finance Charge Account and included in Available Finance Charge Collections for such Transfer Date. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Indenture Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

(iii)    On or before each Transfer Date, the Servicer shall calculate the Reserve Draw Amount; provided, however, that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Reserve Account under subsection 5.4(a)(vi) with respect to such Transfer Date. If, for any Transfer Date, the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on such Transfer Date by the Indenture Trustee (acting in accordance with the written instructions of the Servicer) and deposited into the Finance Charge Account for application as Available Finance Charge Collections for such Transfer Date.

(iv)    If the Reserve Account Surplus on any Transfer Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Transfer Date, is greater than zero, the Indenture Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw from the Reserve Account an amount equal to such Reserve Account Surplus and distribute any such amounts to the holders of the Transferor Interest.

Section 5.10    Investment Instructions. Any investment instructions required to be given to the Indenture Trustee pursuant to the terms hereof must be given in the form of a written standing instruction to the Indenture Trustee no later than 11:00 a.m., New York City time, on the date such investment is to be made. In the event the Indenture Trustee receives such investment instruction later than such time, the Indenture Trustee may, but shall have no obligation to, make such investment. In the event the Indenture Trustee is unable to make an investment required in an investment instruction received by the Indenture Trustee after 11:00 a.m., New York City time, on such day, such investment shall be made by the Indenture Trustee on the next succeeding Business Day. In no event shall the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 11:00 a.m., New York City time, on the day such investment is requested to be made. If investment instructions are not given with respect to funds in any Accounts, such funds shall remain uninvested until instructions are delivered to the Indenture Trustee in accordance with the terms hereof.

Section 5.11    Distributions After Repudiation and Payment of Damages by FDIC.

(a)    In the event that Account Originator becomes the subject of an insolvency proceeding and a special payment date is declared as contemplated by Section 13.3(b) of the Indenture, the amount of interest payable with respect to the Series 2023-VFN1 Notes on the special payment date shall be equal to the sum of any deposit into the Finance Charge Account for the Series 2023-VFN1 Notes with respect to the prior Monthly Period that was not previously deposited on the prior Transfer Date, plus the aggregate amount of interest accrued on the Series 2023-VFN1 Notes from and including the preceding Distribution Date to but excluding the special payment date, including any additional interest accrued on such overdue interest pursuant to Section 5.2(a).

(b)    In the event that Account Originator becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator for Account Originator exercises its right of repudiation and elects to pay damages with respect to the Series 2023-VFN1 Notes as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, (i) any damages received with respect to the Series 2023-VFN1 Notes shall be deposited to the Collection Account and (ii) the Issuer shall promptly, and in no event later than one Business Day after such damages have been paid by the FDIC, compute the amount, if any, required to be withdrawn from available funds allocated to Series 2023-VFN1 in the Collection Account and the Excess Funding Account and transferred to the Finance Charge Account, the Principal Account, so that the amount on deposit in the Finance Charge Account, the Principal Account shall equal the aggregate amount to be distributed as specified in Section 5.11(c).

(c)    On the applicable payment date determined pursuant to Section 13.3(b) of the Indenture, the Issuer shall, based on the computations in Section 5.11(b), first, withdraw from the Finance Charge Account, the amount of interest payable to the Series 2023-VFN1 Noteholders as calculated pursuant to Section 5.11(a) and deposit such amount into the Distribution Account, second, withdraw from the Principal Account, the aggregate Class A Note Principal Balance of the Series 2023-VFN1 Notes on such Distribution Date and deposit such amount into the Distribution Account, and third cause such amounts to be withdrawn from the Distribution Account and paid to the Series 2023-VFN1 Noteholders.

(d)    Any funds remaining in the Collection Account and the Excess Funding Account to the extent allocated to the Series 2023-VFN1 shall be allocated on the following Distribution Date (or the applicable payment date determined pursuant to Section 13.3(b) of the Indenture if it is a Distribution Date), in accordance with the order of priority described in Section 5.4 after taking into account amounts distributed in accordance with Section 5.11(c).

ARTICLE VI.

Delivery of Series 2023-VFN1 Notes; Distributions; Reports to Series 2023-VFN1 Noteholders

Section 6.1    Delivery and Payment for the Series 2023-VFN1 Notes. The Issuer shall execute and issue, and the Indenture Trustee shall authenticate, the Series 2023-VFN1 Notes in accordance with Section 2.3 of the Indenture. The Indenture Trustee shall deliver the Series 2023-VFN1 Notes to or upon the written order of the Issuer when so authenticated.

Section 6.2    Distributions.

(a)    On each Distribution Date, the Indenture Trustee shall, in accordance with the written direction of the Servicer (which direction shall be in substantially the form of Exhibit B) distribute to each Class A Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture) such Class A Noteholder’s portion (determined in accordance with Article V) of the amounts on deposit in the Distribution Account that are allocated and available on such Distribution Date and as are payable to the Class A Noteholders pursuant to this Indenture Supplement.

(b)    On each Distribution Date, if a shortfall in the amount of Available Finance Charge Collections available for distribution in accordance with any payment priority in clauses 5.4(a)(i) and (ii) exists, the Available Finance Charge Collections for such payment priority shall be allocated (a) ratably to each Class A Ownership Group based on its respective Class A Ownership Group Percentage and (b) any Available Finance Charge Collections allocated pursuant to clause (a) to any Class A Ownership Group in excess of the amount owed to such Class A Ownership Group for the related payment priority shall be reallocated to each Class A Ownership Group that has a remaining shortfall in the Available Finance Charge Collections allocated to it pursuant to clause (a) in order to cover the amount owed to such Class A Ownership Group for the related payment priority, which reallocation shall be made ratably in accordance with the portion of the Class A Note Principal Balances of all remaining Class A Ownership Groups represented by the Class A Note Principal Balance of each such remaining Class A Ownership Group.

(c)    The distributions to be made pursuant to this Section 6.2 are subject to the provisions of Sections 2.6, and 4.1 of the Transfer Agreement, Section 11.2 of the Indenture and Section 7.1 of this Indenture Supplement.

(d)    All payments set forth herein shall be made by wire transfer of immediately available funds, provided that the Paying Agent, not less than five Business Days prior to the Record Date relating to the first distribution to such Series 2023-VFN1 Noteholder, has been furnished with appropriate wiring instructions in writing.

Section 6.3    Reports, Statements and Opinions to Series 2023-VFN1 Noteholders.

(a)    On each Distribution Date, the Indenture Trustee shall make available to each Series 2023-VFN1 Noteholder via its website (www.pivot.usbank.com) a statement substantially in the form of Exhibit C prepared by the Servicer.

(b)    Not later than the second Business Day preceding each Distribution Date, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee (i) a statement substantially in the form of Exhibit B prepared by the Servicer and (ii)  a certificate of an Authorized Officer substantially in the form of Exhibit D; provided that the Servicer may amend the form of Exhibit B from time to time, with the prior written consent of the Indenture Trustee.

(c)    A copy of each statement or certificate provided pursuant to paragraph (a) or (b) may be obtained by any Series 2023-VFN1 Noteholder by a request in writing to the Servicer.

(d)    On or before January 31 of each calendar year, beginning with January 31, 2024, the Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2023-VFN1 Noteholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2023-VFN1 Noteholders, as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2023-VFN1 Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Code.

(e)    On or before March 31 in each calendar year, beginning in 2024, the Issuer shall furnish to the Indenture Trustee and each Class A Administrative Agent an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken to perfect the lien and security interest of the Indenture, including with respect to the recording, filing, re-recording and refiling of the Indenture, any indentures supplemental thereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is so necessary and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of the Indenture, any indentures supplemental thereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Indenture until March 31 in the following calendar year.

ARTICLE VII.

Series 2023-VFN1 Early Amortization Events

Section 7.1    Series 2023-VFN1 Early Amortization Events. If any one of the following events shall occur with respect to the Series 2023-VFN1 Notes:

(a)    failure on the part of Transferor or the Issuer (i) to make any payment or deposit required to be made by it by the terms of the Transfer Agreement, the Class A Note Purchase Agreement, the Indenture or this Indenture Supplement on or before the date occurring five (5) Business Days after the date such payment or deposit is required to be made therein or herein or (ii) duly to observe or perform in any material respect any other of its covenants or agreements set forth in the Transfer Agreement, the Class A Note Purchase Agreement, the Indenture or this Indenture Supplement, which failure has a material adverse effect on the Series 2023-VFN1 Noteholders and which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any Holder of the Series 2023-VFN1 Notes;

(b)    any representation or warranty made by Transferor or the Issuer, in the Transfer Agreement, the Class A Note Purchase Agreement, the Indenture or the Indenture Supplement or any information contained in a computer file or microfiche list required to be delivered by it pursuant to Section 2.1(c) of the Transfer Agreement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any Holder of the Series 2023-VFN1 Notes and as a result of which the interests of the Series 2023-VFN1 Noteholders are materially and adversely affected for such period; provided, however, that a Series 2023-VFN1 Early Amortization Event pursuant to this subsection 7.1(b) shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Transfer Agreement;

(c)    as of any date of determination, the Quarterly Excess Spread Percentage is less than 0%;

(d)    a failure by Transferor to convey Receivables in Additional Accounts or Participations to the Receivables Trust within five (5) Business Days after the day on which it is required to convey such Receivables pursuant to subsection 2.6(b) of the Transfer Agreement, provided that such failure shall not give rise to an Early Amortization Event if, prior to the date on which such conveyance was required to be completed, Transferor causes a reduction in the principal balance of any Variable Interest to occur, so that, after giving effect to that reduction no Asset Deficiency shall have occurred;

(e)    any Servicer Default shall occur which would have a material adverse effect on the Series 2023-VFN1 Holders and an Eligible Servicer has not become the Successor Servicer within 60 days thereof;

(f)    the Class A Note Principal Balance shall not be paid in full on the Class A Scheduled Final Payment Date;

(g)    as of any date of determination, the Quarterly Payment Rate Percentage shall be less than 12.0%;

(h)    a Change in Control has occurred;

(i)    the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974, with regard to any of the assets of Comenity Capital Bank, which lien shall secure a liability in excess of $10,000,000 and shall not have been released within 40 days;

(j)    a default shall have occurred and be continuing under any instrument or agreement evidencing or securing indebtedness for borrowed money of Comenity Capital Bank in excess of $10,000,000 which default (i) is a default in payment of any principal or interest on such indebtedness when due or within any applicable grace period or (ii) shall have resulted in acceleration of the maturity of such indebtedness; or

(k)    without limiting the foregoing, the occurrence of an Event of Default with respect to Series 2023-VFN1 and acceleration of the maturity of the Series 2023-VFN1 Notes pursuant to Section 5.3 of the Indenture;

then, in the case of any event described in subsections 7.1(a), (b), (e), (i) or (j) of this Indenture Supplement, after the applicable grace period set forth in such Sections, two or more Holders of Outstanding Series 2023-VFN1 Notes evidencing undivided interests aggregating more than 50% of the Class A Purchase Limit of this Series 2023-VFN1 by notice then given in writing to Transferor and Servicer (and to the Indenture Trustee if given by the Holders) may, and the Indenture Trustee at the direction of such Holders shall, declare that an early amortization event (a “Series 2023-VFN1 Early Amortization Event”) has occurred as of the date of such notice, and in the case of any event described in subsections 7.1(c), (d), (f), (g), (h) or (k) of this Indenture Supplement, a Series 2023-VFN1 Early Amortization Event shall occur without any notice or other action on the part of Indenture Trustee or the Series 2023-VFN1 Noteholders immediately upon the occurrence of such event.

In addition to the other consequences of a Series 2023-VFN1 Early Amortization Event specified herein or a Trust Early Amortization Event, from and after the occurrence of any Series 2023-VFN1 Early Amortization Event or a Trust Early Amortization Event (until the same shall have been waived by all of the Series 2023-VFN1 Noteholders), with respect to any Account included in the Approved Portfolios, Transferor shall no longer permit or require Merchant Adjustment Payments or In-Store Payments to be netted against amounts owed to Transferor by the applicable Merchant but shall instead exercise its rights to require each Merchant to transfer to Servicer, not later than the third Business Day following receipt by such Merchant of any In-Store Payments or the occurrence of any event giving rise to Merchant Adjustment Payments, an amount equal to the sum of such In-Store Payments and Merchant Adjustment Payments. In addition, if any bankruptcy or other insolvency proceeding has been commenced against a Merchant, Servicer shall require that Merchant to (i) stop accepting In-Store Payments and (ii) inform Obligors who wish to make In-Store Payments that payment should instead be sent to Servicer, provided that Servicer shall not be required to take such action if (x) Servicer or Trustee has been provided a letter of credit, surety bond or other similar instrument covering collection risk with respect to In-Store Payments and (y) each of the Series 2023-VFN1 Noteholders consents to such arrangement.

ARTICLE VIII.

Redemption of Series 2023-VFN1 Notes; Series Termination

Section 8.1    Optional Redemption of Series 2023-VFN1 Notes; Final Distributions.

(a)    On any Business Day occurring on or after the date on which the outstanding principal balance of the Series 2023-VFN1 Notes is reduced to 10% or less of the greatest ever Class A Note Principal Balance, the Servicer shall have the option to redeem the Series 2023-VFN1 Notes, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

(b)    Servicer shall give the Indenture Trustee at least thirty (30) days prior written notice of the date on which Servicer intends to exercise such optional redemption. Not later than 12:00 noon, New York City time, on such day Servicer shall deposit into the Collection Account in immediately available funds the excess of the Reassignment Amount over the amount, if any, on deposit in the Principal Account. Such redemption option is subject to payment in full of the Reassignment Amount. Following such deposit into the Collection Account in accordance with the foregoing, the Collateral Amount for Series 2023-VFN1 shall be reduced to zero, and the Series 2023-VFN1 Noteholders shall have no further security interest in the Receivables. The Reassignment Amount shall be distributed as set forth in subsection 8.1(d).

(c)    The amount to be paid by the Transferor with respect to Series 2023-VFN1 in connection with a reassignment of Receivables to the Transferor pursuant to subsection 2.4(e) of the Transfer Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Transfer Agreement.

(d)    With respect to (a) the Reassignment Amount deposited into the Distribution Account pursuant to Section 8.1 or (b) the proceeds of any sale of Receivables pursuant to clause 5.5(a)(iii) of the Indenture with respect to Series 2023-VFN1, the Indenture Trustee shall, in accordance with the written direction of the Servicer, not later than 12:00 noon, New York City time, on the related Distribution Date, make distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Class A Note Principal Balance on such Distribution Date will be distributed to the Class A Noteholders and (y) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date, (B) any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on any prior Distribution Date, will be distributed to the Class A Noteholders, (C) Class A Non-Use Fees, if any, due and payable to the Class A Noteholders on such Distribution Date or any prior Distribution Date and (D) Class A Additional Amounts, if any, due and payable on such

Distribution Date or any prior Distribution Date will be distributed to the Class A Noteholders and (ii) any excess shall be released to the Issuer.

Section 8.2    Series Termination. The right of the Series 2023-VFN1 Noteholders to receive payments from the Trust will terminate on the first Business Day following the Series Termination Date.

ARTICLE IX.

Miscellaneous Provisions

Section 9.1    Ratification of Indenture; Amendments. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument. This Indenture Supplement may be amended only by a Supplemental Indenture entered in accordance with the terms of Section 10.1 or 10.2 of the Indenture. For purposes of the application of Section 10.2 of the Indenture to any amendment of this Indenture Supplement, the Series 2023-VFN1 Noteholders shall be the only Noteholders whose vote shall be required.

Section 9.2    Counterparts. This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Counterparts may be delivered electronically. Each party agrees that this Indenture Supplement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Indenture Supplement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility

Section 9.3    Notices. Any required notice shall be made to the addresses specified in the Class A Note Purchase Agreement with respect to the Series 2023-VFN1 Noteholders.

Section 9.4    Form of Delivery of the Series 2023-VFN1 Notes. The Class A Notes shall be Definitive Notes and initially shall be registered in the Note Register in the name of the initial purchasers of such Notes identified in the Class A Note Purchase Agreements.

Section 9.5    GOVERNING LAW; Waiver of Jury Trial.

(a)    THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)    Each of the parties hereto hereby irrevocably and unconditionally, to the extent permitted by applicable law, irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Indenture Supplement, any other Transaction Document, or any matter arising hereunder or thereunder.

Section 9.6    Limitation of Liability. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally, but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it pursuant to the Trust Agreement, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, covenants undertakings and agreements by BNY Mellon Trust of Delaware, but is made and intended for the purpose of binding only the Issuer, as the case may be, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto (d) BNY Mellon Trust of Delaware has made no investigation as to the accuracy or completeness of any representations or warranties made by the Owner Trustee or the Issuer in this Indenture Supplement and (e) under no circumstances shall BNY Mellon Trust of Delaware, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer.

Section 9.7    Rights of the Indenture Trustee. The Indenture Trustee shall have herein the same rights, protections, indemnities and immunities as specified in the Indenture. Neither the Indenture Trustee nor the Owner Trustee shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of any Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date (each as defined in the Class A Note Purchase Agreement), (ii) to select, determine or designate any Benchmark Replacement (as defined in the Class A Note Purchase Agreement), or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment (as defined in the Class A Note Purchase Agreement) or other modifier to any replacement or successor index, or (iv) to determine whether or what conforming changes are necessary or advisable, if any, in connection with any of the foregoing. Neither the Indenture Trustee nor the Owner Trustee shall have any liability for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture Supplement or any other Transaction Document as a result of the unavailability of any Benchmark and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture Supplement or any other Transaction Document and reasonably required for the performance of such duties.

Section 9.8    No Petition. The Issuer and the Indenture Trustee, by entering into this Indenture Supplement, and each Series 2023-VFN1 Noteholder, by accepting a Series 2023-VFN1 Note, hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Series 2023-VFN1 Noteholders, the Indenture or this Indenture Supplement; provided, however, that nothing herein shall prohibit the Indenture Trustee or the Owner Trustee from filing proofs of claim or otherwise participating in such proceedings instituted by any other person. The provisions of this Section 9.8 shall survive the termination of this Indenture Supplement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

COMENITY CAPITAL ASSET
SECURITIZATION TRUST, as Issuer

By: BNY Mellon Trust of Delaware, not in its
individual capacity, but solely as Owner Trustee

By: /s/ Dawn Plows
Name: Dawn Plows
Title: Agent

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Indenture Trustee

By: /s/ Mark Esposito
Name: Mark Esposito
Title: Vice President

Acknowledged and Accepted:

COMENITY CAPITAL BANK,
  as Servicer

By: /s/ Tom McGuire
Name: Tom McGuire
Title: Chief Financial Officer

COMENITY CAPITAL CREDIT COMPANY, LLC
  as Transferor

By: /s/ Michael Blackham
Name: Michael Blackham
Title: Treasurer
S-1
Indenture Supplement
Series 2023-VFN